UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

UCLUELET EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50375
(Commission File Number)

98-0389524
(IRS Employer Identification No.)

1156-145 Tyee Drive, Point Roberts, Washington 98281
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 778-863-2751

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2005, our Board of Directors appointed John McLeod as a director of our company. Mr. McLeod has over 30 years experience in varied resource extraction projects with particular emphasis on international oil and gas management, exploration and development and establishing and maintaining relations with investors and the financial community.

Mr. McLeod is a mechanical engineer who has previously held various senior management positions with a number of public exploration companies including the positions of President and Chief Executive Officer with Arakis Energy Corporation, Rally Energy Corp. and Canoro Resources Inc.

Mr. McLeod he has no family relationships with any of our other directors or officers and he is not, nor has he been for the past two years, a party to any transaction with our company in which he had or has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCLUELET EXPLORATION CORP.

/s/ David Heel
Director

Date: November 3, 2005